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                                                                    Exhibit 23.1



                        CONSENT OF ROSEN CONSULTING GROUP
                        ---------------------------------

We consent to the incorporation by reference in the Registration Statement of Bay Apartment Communities, Inc. (the "Company") on Form S-3 (File No. 333-15875) (the "Registration Statement") of our report dated June 28, 1996, entitled the Apartment Markets in Orange, Santa Clara, Alameda, San Francisco and San Mateo counties, and any addendum thereto, which report and addendum are included in the Company's report on Form 8-K dated July 5, 1996 and in the Company's report on Form 8-K to which this consent is an exhibit. We also consent to being named as an expert in any Prospectus Supplement to the Registration Statement with respect to demographics and market information.

                                       ROSEN CONSULTING GROUP



                                       By: /s/ Kenneth T. Rosen
                                          ----------------------------
                                          Kenneth T. Rosen